Exhibit 32.1

CERTIFICATION

The undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the U.S. Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as Acting Chief Executive Officer and Chief Financial Officer of Lite Strategy, Inc. (Lite Strategy) that, to his knowledge, this Quarterly Report on Form 10-Q of Lite Strategy for the quarter ended September 30, 2025, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Lite Strategy.

Dated: November 14, 2025

/s/ Justin J. File
Justin J. File
Acting Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive and Principal Financial Officer)

These certifications accompanying the report to which they relate, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Lite Strategy under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Lite Strategy specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Lite Strategy and will be retained by Lite Strategy and furnished to the Securities and Exchange Commission or its staff upon request.